Exhibit 99.2

PART I – FINANCIAL INFORMATION

Item 1.	Financial Statements
TENNANT COMPANY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except shares and per share data)	September 30		September 30
	2017	2016	2017	2016
Net Sales	$261,921	$200,134	$723,771	$596,826
Cost of Sales	157,317	114,839	434,877	338,740
Gross Profit	104,604	85,295	288,894	258,086

Operating Expense:
Research and Development Expense	7,907	8,418	24,239	24,712
Selling and Administrative Expense	85,651	60,623	247,067	187,315
Loss on Sale of Business	—	—	—	149
Total Operating Expense	93,558	69,041	271,306	212,176
Profit from Operations	11,046	16,254	17,588	45,910

Other Income (Expense):
Interest Income	698	107	1,575	188
Interest Expense	(6,093)	(329)	(18,720)	(919)
Net Foreign Currency Transaction (Losses) Gains	(842)	(149)	(2,375)	175
Other Expense, Net	(482)	(10)	(700)	(360)
Total Other Expense, Net	(6,719)	(381)	(20,220)	(916)

Profit (Loss) Before Income Taxes	4,327	15,873	(2,632)	44,994
Income Tax Expense	731	4,396	385	13,750
Net Earnings (Loss) Including Noncontrolling Interest	3,596	11,477	(3,017)	31,244
Net Earnings (Loss) Attributable to Noncontrolling Interest	37	—	(28)	—
Net Earnings (Loss) Attributable to Tennant Company	$3,559	$11,477	$(2,989)	$31,244

Net Earnings (Loss) Attributable to Tennant Company per Share:
Basic	$0.20	$0.66	$(0.17)	$1.78
Diluted	$0.20	$0.64	$(0.17)	$1.74

Weighted Average Shares Outstanding:
Basic	17,729,857	17,498,808	17,673,656	17,516,941
Diluted	18,171,444	17,973,206	17,673,656	17,955,499

Cash Dividend Declared per Common Share	$0.21	$0.20	$0.63	$0.60

See accompanying Notes to the Condensed Consolidated Financial Statements.

TENNANT COMPANY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	September 30		September 30
	2017	2016	2017	2016
Net Earnings (Loss) Including Noncontrolling Interest	$3,596	$11,477	$(3,017)	$31,244
Other Comprehensive Income:
Foreign currency translation adjustments	9,033	381	25,073	4,380
Pension and retiree medical benefits	379	23	541	61
Cash flow hedge	(1,732)	35	(6,311)	(394)
Income Taxes:
Foreign currency translation adjustments	—	10	—	15
Pension and retiree medical benefits	(138)	(9)	(160)	(23)
Cash flow hedge	646	(13)	2,354	147
Total Other Comprehensive Income, Net of Tax	8,188	427	21,497	4,186

Total Comprehensive Income Including Noncontrolling Interest	11,784	11,904	18,480	35,430
Comprehensive Income (Loss) Attributable to Noncontrolling Interest	37	—	(28)	—
Comprehensive Income Attributable to Tennant Company	$11,747	$11,904	$18,508	$35,430
See accompanying Notes to the Condensed Consolidated Financial Statements.

TENNANT COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
(In thousands, except shares and per share data)	2017	2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$55,947	$58,033
Restricted Cash	1,292	517
Accounts Receivable, less Allowances of $2,972 and $3,108, respectively	193,725	149,134
Inventories	141,519	78,622
Prepaid Expenses	26,281	9,204
Other Current Assets	4,909	2,412
Total Current Assets	423,673	297,922
Property, Plant and Equipment	389,391	298,500
Accumulated Depreciation	(207,882)	(186,403)
Property, Plant and Equipment, Net	181,509	112,097
Deferred Income Taxes	19,857	13,439
Goodwill	179,048	21,065
Intangible Assets, Net	175,752	6,460
Other Assets	22,959	19,054
Total Assets	$1,002,798	$470,037
LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Short-Term Borrowings and Current Portion of Long-Term Debt	$5,281	$3,459
Accounts Payable	88,618	47,408
Employee Compensation and Benefits	35,085	35,997
Income Taxes Payable	10,599	2,348
Other Current Liabilities	63,327	43,617
Total Current Liabilities	202,910	132,829
Long-Term Liabilities:
Long-Term Debt	383,252	32,735
Employee-Related Benefits	25,247	21,134
Deferred Income Taxes	62,167	171
Other Liabilities	32,686	4,625
Total Long-Term Liabilities	503,352	58,665
Total Liabilities	706,262	191,494
Commitments and Contingencies (Note 13)
Equity:
Preferred Stock, $0.02 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, $0.375 par value; 60,000,000 shares authorized; 17,840,854 and 17,688,350 shares issued and outstanding, respectively	6,690	6,633
Additional Paid-In Capital	12,062	3,653
Retained Earnings	303,987	318,180
Accumulated Other Comprehensive Loss	(28,426)	(49,923)
Total Tennant Company Shareholders' Equity	294,313	278,543
Noncontrolling Interest	2,223	—
Total Equity	296,536	278,543
Total Liabilities and Total Equity	$1,002,798	$470,037
See accompanying Notes to the Condensed Consolidated Financial Statements.

TENNANT COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
(In thousands)	September 30
	2017	2016
OPERATING ACTIVITIES
Net (Loss) Earnings Including Noncontrolling Interest	$(3,017)	$31,244
Adjustments to Reconcile Net (Loss) Earnings to Net Cash Provided by Operating Activities:
Depreciation	18,515	13,150
Amortization of Intangible Assets	11,430	323
Amortization of Debt Issuance Costs	896	—
Debt Issuance Cost Charges Related to Short-Term Financing	6,200	—
Fair Value Step-Up Adjustment to Acquired Inventory	8,445	—
Deferred Income Taxes	(4,848)	(676)
Share-Based Compensation Expense	4,915	5,747
Allowance for Doubtful Accounts and Returns	983	779
Loss on Sale of Business	—	149
Other, Net	175	(418)
Changes in Operating Assets and Liabilities:
Receivables	(524)	5,752
Inventories	(9,866)	(4,873)
Accounts Payable	5,747	(6,415)
Employee Compensation and Benefits	(9,462)	(5,448)
Other Current Liabilities	10,019	(3,097)
Income Taxes	4,149	2,248
Other Assets and Liabilities	(11,634)	(5,183)
Net Cash Provided by Operating Activities	32,123	33,282
INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(16,239)	(22,499)
Proceeds from Disposals of Property, Plant and Equipment	2,456	559
Proceeds from Principal Payments Received on Long-Term Note Receivable	500	—
Issuance of Long-Term Note Receivable	(1,500)	—
Acquisition of Businesses, Net of Cash Acquired	(354,073)	(12,358)
Purchase of Intangible Asset	(2,500)	—
Proceeds from Sale of Business	—	285
(Increase) Decrease in Restricted Cash	(133)	116
Net Cash Used in Investing Activities	(371,489)	(33,897)
FINANCING ACTIVITIES
Proceeds from Short-Term Debt	300,000	—
Repayments of Short-Term Debt	(300,000)	—
Proceeds from Issuance of Long-Term Debt	440,000	15,000
Payments of Long-Term Debt	(81,262)	(3,452)
Payments of Debt Issuance Costs	(16,465)	—
Purchases of Common Stock	—	(12,762)
Proceeds from Issuances of Common Stock	4,728	2,893
Excess Tax Benefit on Stock Plans	—	447
Dividends Paid	(11,204)	(10,583)
Net Cash Provided by (Used in) Financing Activities	335,797	(8,457)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,483	55
Net Decrease in Cash and Cash Equivalents	(2,086)	(9,017)
Cash and Cash Equivalents at Beginning of Period	58,033	51,300
Cash and Cash Equivalents at End of Period	$55,947	$42,283

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Income Taxes	$8,127	$11,329
Cash Paid for Interest	$3,741	$796
Supplemental Non-cash Investing and Financing Activities:
Long-Term Note Receivable from Sale of Business	$—	$5,489
Capital Expenditures in Accounts Payable	$1,265	$1,322
See accompanying Notes to the Condensed Consolidated Financial Statements.

TENNANT COMPANY
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands, except shares and per share data)

1.	Summary of Significant Accounting Policies
Basis of Presentation – The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with the Securities and Exchange Commission (“SEC”) requirements for interim reporting, which allows certain footnotes and other financial information normally required by accounting principles generally accepted in the United States of America to be condensed or omitted. In our opinion, the Condensed Consolidated Financial Statements contain all adjustments (consisting of only normal recurring adjustments) necessary for the fair presentation of our financial position and results of operations.
These statements should be read in conjunction with the Consolidated Financial Statements and Notes included in our annual report on Form 10-K for the year ended December 31, 2016. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.
Equity Method Investment – Investments in which we have the ability to exercise significant influence, but do not control, are accounted for under the equity method of accounting and are included in Other Assets on the Condensed Consolidated Balance Sheets. Under this method of accounting, our share of the net earnings or losses of the investee are presented as a component of Other Expense, Net on the Condensed Consolidated Statements of Operations. The details regarding our equity method investment in i-team North America B.V., a joint venture that operates as the distributor of the i-mop in North America, are further described in Note 3.
New Accounting Pronouncements – In accordance with Accounting Standards Update ("ASU") No. 2016-09, Compensation–Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, all excess tax benefits and tax deficiencies are recorded as a component of the provision for income taxes in the reporting period in which they occur. Additionally, we present excess tax benefits along with other income tax cash flows on the Condensed Consolidated Statements of Cash Flows as an operating activity rather than, as previously required, a financing activity. For further details regarding the implementation of this ASU and the impact on our financial statements, see Note 2.
We documented the summary of significant accounting policies in the Notes to the Consolidated Financial Statements of our annual report on Form 10-K for the fiscal year ended December 31, 2016. Other than the accounting policies noted above, there have been no material changes to our accounting policies since the filing of that report.

2.	Newly Adopted Accounting Pronouncements
On March 30, 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-09, Compensation–Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which amends Accounting Standards Codification ("ASC") Topic 718, Compensation – Stock Compensation. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the Condensed Consolidated Statements of Cash Flows. Under the new standard, all excess tax benefits and tax deficiencies are recorded as a component of the provision for income taxes in the reporting period in which they occur. Additionally, ASU 2016-09 requires that the company present excess tax benefits along with other income tax cash flows on the Condensed Consolidated Statements of Cash Flows as an operating activity rather than, as previously required, a financing activity. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016.
We have adopted ASU 2016-09 effective January 1, 2017 on a prospective basis where permitted by the new standard. As a result of this adoption:

•
For the three and nine months ended September 30, 2017, we recognized discrete tax benefits of $5 and $1,149, respectively, in the Income Tax Expense line item of our Condensed Consolidated Statements of Operations related to excess tax benefits upon vesting or settlement in that period.

•
We elected to adopt the cash flow presentation of the excess tax benefits prospectively where the tax benefits are classified along with other income tax cash flows as operating cash flows in 2017. Our prior year's excess tax benefits are recognized as financing cash flows. However, other income tax cash flows are classified as operating cash flows.

•
We have elected to account for forfeitures as they occur, rather than electing to estimate the number of share-based awards expected to vest to determine the amount of compensation cost to be recognized in each period. The difference of such change is immaterial.

•
We excluded the excess tax benefits from the assumed proceeds available to repurchase shares in the computation of our diluted earnings per share for the three and nine months ended September 30, 2017.

3.	Investment in Joint Venture
On February 13, 2017, the company, through a Dutch subsidiary, and i-team Global, a Future Cleaning Technologies, B.V. company headquartered in The Netherlands, announced the January 1, 2017 formation of i-team North America B.V., a joint venture that will operate as the distributor of the i-mop in North America. We began selling and servicing the i-mop in the second quarter of 2017. We own a 50% ownership interest in the joint venture, which is accounted for under the equity method of accounting, with our proportionate share of income or loss presented as a component of Other Expense, Net on the Condensed Consolidated Statements of Operations.
As of September 30, 2017, the carrying value of the company's investment in the joint venture was $66. In March 2017, we issued a $1,500 loan to the joint venture and, as a result, recorded a long-term note receivable in Other Assets on the Condensed Consolidated Balance Sheets.

4.	Management Action
During the first quarter of 2017, we implemented a restructuring action to better align our global resources and expense structure with a lower growth global economic environment. The pre-tax charge of $8,018, including other associated costs of $961, consisted primarily of severance and was included within Selling and Administrative Expense in the Condensed Consolidated Statements of Operations. The charge impacted our Americas, Europe, Middle East and Africa ("EMEA") and Asia Pacific ("APAC") operating segments. We believe the anticipated savings will offset the pre-tax charge in approximately one year from the date of the action. We do not expect additional costs will be incurred related to this restructuring action.
A reconciliation to the ending liability balance of severance and related costs as of September 30, 2017 is as follows:

Severance and Related Costs
Q1 2017 restructuring action	$7,057
Cash payments	(5,792)
Foreign currency adjustments	164
September 30, 2017 balance	$1,429

5.	Acquisitions
IP Cleaning S.p.A.
On April 6, 2017, we acquired 100 percent of the outstanding capital stock of IP Cleaning S.p.A. and its subsidiaries ("IPC Group") for a purchase price of $353,769, net of cash acquired of $8,804. The primary seller was Ambienta SGR S.p.A., a European private equity fund. IPC Group, based in Italy, is a designer and manufacturer of innovative professional cleaning equipment, cleaning tools and supplies. The acquisition strengthens our presence and market share in Europe and will allow us to better leverage our EMEA cost structure. We funded the acquisition of IPC Group, along with related fees, including refinancing of existing debt, with funds raised through borrowings under a senior secured credit facility in an aggregate principal amount of $420,000. Further details regarding our acquisition financing arrangements are discussed in Note 8.

The following table summarizes the preliminary fair value measurement of the assets acquired and liabilities assumed as of the date of acquisition:

ASSETS
Restricted Cash	$538
Receivables	40,067
Inventories	54,256
Other Current Assets	4,362
Assets Held for Sale	2,247
Property, Plant and Equipment	63,256
Intangible Assets Subject to Amortization:
Trade Name	26,753
Customer Lists	123,061
Technology	9,631
Other Assets	4,168
Total Identifiable Assets Acquired	328,339
LIABILITIES
Accounts Payable	31,529
Accrued Expenses	15,756
Deferred Income Taxes	61,694
Other Liabilities	6,967
Total Identifiable Liabilities Assumed	115,946
Net Identifiable Assets Acquired	212,393
Noncontrolling Interest	(2,266)
Goodwill	143,642
Total Estimated Purchase Price, net of Cash Acquired	$353,769
The acquired assets, liabilities and operating results have been included in our Condensed Consolidated Financial Statements from the date of acquisition. During the three months ended September 30, 2017, we included net sales of $56,110 and a net loss of $6,850 from IPC Group in our Condensed Consolidated Statements of Operations. During the nine months ended September 30, 2017, we included net sales of $115,184 and a net loss of $12,037 from IPC Group in our Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2017, the net loss includes a fair value adjustment, net of tax, of $1,619 and $6,089, respectively, to the acquired inventory of IPC Group. In addition, costs of $622 and $8,180, net of tax, associated with the acquisition of the IPC Group were expensed as incurred in the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2017, respectively. The preliminary gross amount of the accounts receivable acquired is $43,785, of which $3,718 is expected to be uncollectible.
Amortization expense recorded for acquired intangible assets for the three and nine months ended September 30, 2017 was $7,331 and $10,438, respectively. For the three months ended September 30, 2017, amortization expense includes a $1,999 measurement period adjustment resulting from updates to the provisional fair values of the acquired intangible assets recorded in the second quarter of 2017 as well as the use of an accelerated method of amortization for the acquired customer lists and technology. This charge affected selling and administrative expense in the Condensed Consolidated Statements of Operations, along with an associated reduction to income tax expense of $553.
The fair value measurement was preliminary at September 30, 2017. During the measurement period, we expect to record adjustments relating to the finalization of intangible assets, inventories, restricted cash and property, plant and equipment valuations, and various income tax matters, among others. We expect the fair value measurement process to be completed not later than one year from the acquisition date.
Goodwill was calculated as the difference between the acquisition date fair value of the total purchase price consideration and the fair value of the net identifiable assets acquired, and represents the future economic benefits that we expect to achieve as a result of the acquisition. This resulted in an estimated purchase price in excess of the fair value of identifiable net assets acquired.

The estimated purchase price also included the fair value of other assets that were not identifiable and not separately recognizable under accounting rules (e.g., assembled workforce) or these assets were of immaterial value. In addition, there is a going concern element that represents our ability to earn a higher rate of return on the group of assets than would be expected on the separate assets as determined during the valuation process. Based on preliminary fair value measurement of the assets acquired and liabilities assumed, we allocated $143,642 to goodwill for the expected synergies from combining IPC Group with our existing business. None of the goodwill is expected to be deductible for income tax purposes. The assignment of goodwill to reporting units is not complete, pending finalization of the valuation measurements.
The fair value of acquired identifiable intangible assets was primarily determined using discounted expected cash flows. The fair value of acquired identifiable tangible assets was primarily determined using the cost or market approach. The valuations were based on the information that was available as of the acquisition date and the expectations and assumptions that have been deemed reasonable by us. There are inherent uncertainties and management judgment required in these determinations. The fair value measurements of the assets acquired and liabilities assumed were based on valuations involving significant unobservable inputs, or Level 3 in the fair value hierarchy.
The preliminary fair value of the acquired intangible assets is $159,445. The expected lives of the acquired amortizable intangible assets are approximately 15 years for customer lists, 10 years for trade names and 10 years for technology. Trade names are being amortized on a straight-line basis while the customer lists and technology are being amortized on an accelerated basis.
The following unaudited pro forma financial information presents the combined results of operations of Tennant Company as if the acquisition of IPC Group had occurred as of January 1, 2017 and 2016. The unaudited pro forma financial information is presented for informational purposes only. It is not necessarily indicative of what our consolidated results of operations actually would have been had the acquisition occurred at the beginning of each year, nor does it attempt to project the future results of operations of the combined company.
Pro Forma Financial Information (Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	September 30		September 30
	2017	2016	2017	2016
Net Sales
Pro forma	$261,921	$250,050	$777,832	$747,943
As reported	261,921	200,134	723,771	596,826

Net Earnings (Loss) Attributable to Tennant Company
Pro forma	$5,800	$7,696	$14,875	$20,659
As reported	3,559	11,477	(2,989)	31,244

Net Earnings (Loss) Attributable to Tennant Company per Share
Pro forma	$0.32	$0.43	$0.84	$1.15
As reported	0.20	0.64	(0.17)	1.74
The unaudited pro forma financial information is based on certain assumptions which we believe are reasonable, directly attributable to the transaction, factually supportable and do not reflect any cost savings, operating synergies or revenue enhancements that we may achieve, nor the costs necessary to achieve those cost savings, operating synergies, revenue enhancements or integration efforts.

The unaudited pro forma financial information above gives effect to the following:

•
Incremental amortization and depreciation expense related to the estimated fair value of the identifiable intangible assets and property, plant and equipment from the preliminary purchase price allocation.

•
Exclusion of the purchase accounting impact of the inventory step-up reported in cost of sales for the three and nine months ended September 30, 2017 related to the sale of acquired inventory of $2,246 and $8,445, respectively.

•	Incremental interest expense related to additional debt used to finance the acquisition.

•	Exclusion of non-recurring acquisition-related transaction and financing costs.

•	Pro forma adjustments tax affected based on the jurisdiction where the costs were incurred.
Other Acquisitions
On July 28, 2016, pursuant to an asset purchase agreement and real estate purchase agreement with Crawford Laboratories, Inc. and affiliates thereof ("Sellers"), we acquired selected assets and liabilities of the Sellers' commercial floor coatings business, including the Florock® Polymer Flooring brand ("Florock"). Florock manufactures commercial floor coatings systems in Chicago, IL. The purchase price was $11,843, including working capital and other adjustments, and is comprised of $10,965 paid at closing, with the remaining $878 paid in two installments. We paid the first installment of $575 on October 14, 2016. The remaining amount was paid during the 2017 first quarter.
On September 1, 2016, we acquired selected assets and liabilities of Dofesa Barrido Mecanizado ("Dofesa") which was our largest distributor in Mexico. The operations are based in Aguascalientes, Mexico, and their addition allows us to expand our sales and service network in an important market. The purchase price was $4,650 less assumed liabilities of $3,448, subject to customary working capital adjustments. The net purchase price of $1,202 and a value added tax of $191 were paid at closing.
The acquisitions have been accounted for as business combinations and the results of their operations have been included in the Condensed Consolidated Financial Statements since their respective dates of acquisition. The impact of the incremental revenue and earnings recorded as a result of the acquisitions are not material to our Condensed Consolidated Financial Statements. The purchase price allocations for both the Florock and Dofesa acquisitions are complete.
The components of the final purchase price of the business combinations described above have been allocated as follows:

Current Assets	$5,949
Property, Plant and Equipment, net	4,112
Identified Intangible Assets	6,055
Goodwill	1,739
Other Assets	7
Total Assets Acquired	17,862
Current Liabilities	4,764
Other Liabilities	53
Total Liabilities Assumed	4,817
Net Assets Acquired	$13,045

6.	Inventories
Inventories are valued at the lower of cost or market. Inventories at September 30, 2017 and December 31, 2016 consisted of the following:

	September 30, 2017	December 31, 2016
Inventories carried at LIFO:
Finished goods	$47,734	$39,142
Raw materials, production parts and work-in-process	24,275	23,980
LIFO reserve	(28,190)	(28,190)
Total LIFO inventories	43,819	34,932
Inventories carried at FIFO:
Finished goods	56,477	31,044
Raw materials, production parts and work-in-process	41,223	12,646
Total FIFO inventories	97,700	43,690
Total inventories	$141,519	$78,622
The LIFO reserve approximates the difference between LIFO carrying cost and FIFO.

7.	Goodwill and Intangible Assets
The changes in the carrying value of goodwill for the nine months ended September 30, 2017 were as follows:

	Goodwill	Accumulated Impairment Losses	Total
Balance as of December 31, 2016	$58,397	$(37,332)	$21,065
Additions	143,642	—	143,642
Purchase accounting adjustments	(1,865)	—	(1,865)
Foreign currency fluctuations	19,632	(3,426)	16,206
Balance as of September 30, 2017	$219,806	$(40,758)	$179,048
The balances of acquired intangible assets, excluding goodwill, as of September 30, 2017 and December 31, 2016, were as follows:

	Customer Lists	Trade Names	Technology	Total
Balance as of September 30, 2017
Original cost	$147,582	$31,515	$14,425	$193,522
Accumulated amortization	(13,492)	(1,631)	(2,647)	(17,770)
Carrying value	$134,090	$29,884	$11,778	$175,752
Weighted average original life (in years)	15	10	11

Balance as of December 31, 2016
Original cost	$8,016	$2,000	$5,136	$15,152
Accumulated amortization	(5,948)	—	(2,744)	(8,692)
Carrying value	$2,068	$2,000	$2,392	$6,460
Weighted average original life (in years)	15	15	13
The additions to goodwill during the first nine months of 2017 were based on the preliminary purchase price allocation of our acquisition of the IPC Group, as described further in Note 5.
As part of our acquisition of the IPC Group, we acquired customer lists, trade names and technology for a preliminary fair value measurement of $159,445. Further details regarding the preliminary purchase price allocation of our acquisition of the IPC Group are described further in Note 5.

As part of the formation of the i-team North America B.V. joint venture, we purchased the distribution rights to sell the i-mop in North America for $2,500. The distribution rights were recorded in intangible assets, net as a customer list on the Condensed Consolidated Balance Sheets as of September 30, 2017. The i-mop distribution rights have a useful life of five years. Further details regarding the joint venture are discussed in Note 3.
Amortization expense on intangible assets for the three and nine months ended September 30, 2017 was $7,650 and $11,430, respectively. Amortization expense on intangible assets for the three and nine months ended September 30, 2016 was $99 and $323, respectively.
Estimated aggregate amortization expense based on the current carrying value of amortizable intangible assets for each of the five succeeding years and thereafter is as follows:

Remaining 2017	$5,635
2018	22,042
2019	21,398
2020	19,928
2021	18,315
Thereafter	88,434
Total	$175,752

8.	Debt
JPMorgan Credit Facility
In order to finance the acquisition of the IPC Group, on April 4, 2017, the Company and certain of our foreign subsidiaries entered into a Credit Agreement (the “2017 Credit Agreement”) with JPMorgan, as administrative agent, Goldman Sachs Bank USA, as syndication agent, Wells Fargo, National Association, U.S. Bank National Association, and HSBC Bank USA, National Association, as co-documentation agents, and the lenders (including JPMorgan) from time to time party thereto. The 2017 Credit Agreement provides the company and certain of our foreign subsidiaries access to a senior secured credit facility until April 4, 2022, consisting of a multi-tranche term loan facility in an amount up to $400,000 and a revolving facility in an amount up to $200,000 with an option to expand the revolving facility by $150,000, with the consent of the lenders willing to provide additional borrowings in the form of increases to their revolving facility commitment or funding of incremental term loans. Borrowings may be denominated in U.S. dollars or certain other currencies.
The fee for committed funds under the revolving facility of the 2017 Credit Agreement ranges from an annual rate of 0.175% to 0.35%, depending on the company’s leverage ratio. Borrowings denominated in U.S. dollars under the 2017 Credit Agreement bear interest at a rate per annum equal to (a) the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBOR rate for a one month period, but in any case, not less than 0%, plus, in any such case, 1.00%, plus an additional spread of 0.075% to 0.90% for revolving loans and 0.25% to 1.25% for term loans, depending on the company’s leverage ratio, or (b) the LIBOR Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities, but in any case, not less than 0%, plus an additional spread of 1.075% to 1.90% for revolving loans and 1.25% to 2.25% for term loans, depending on the company’s leverage ratio.
Upon entry into the 2017 Credit Agreement, the company repaid $45,000 in outstanding borrowings under our Amended and Restated Credit Agreement, as described in Note 9 of our annual report on Form 10-K for the year ended December 31, 2016, and terminated the Amended and Restated Credit Agreement.
The 2017 Credit Agreement contains customary representations, warranties and covenants, including, but not limited to, covenants restricting the company’s ability to incur indebtedness and liens and merge or consolidate with another entity. The 2017 Credit Agreement also contains financial covenants, requiring us to maintain a ratio of consolidated total indebtedness to consolidated earnings before income, taxes, depreciation and amortization, subject to certain adjustments ("Adjusted EBITDA") of not greater than 4.25 to 1, as well as requiring us to maintain a ratio of consolidated Adjusted EBITDA to consolidated interest expense of no less than 3.50 to 1 for the quarter ended September 30, 2017. The 2017 Credit Agreement also contains a financial covenant requiring us to maintain a senior secured net indebtedness to Adjusted EBITDA ratio of not greater than 3.50 to 1. These financial covenants may restrict our ability to pay dividends and purchase outstanding shares of our common stock. We were in compliance with our financial covenants at September 30, 2017.

We will be required to repay the senior credit agreement with 25% to 50% of our excess cash flow from the preceding fiscal year, as defined in the agreement, unless our net leverage ratio for such preceding fiscal year is less than or equal to 3.00 to 1, which will be first measured using our fiscal year ended December 31, 2018.

The full terms and conditions of the senior secured credit facility, including our financial covenants, are set forth in the 2017 Credit Agreement. A copy of the 2017 Credit Agreement was filed as Exhibit 10.1 to the company's Current Report on Form 8-K filed April 5, 2017, as amended on Form 8-K/A filed July 27, 2017.
Issuance of 5.625% Senior Notes due 2025
On April 18, 2017, we issued and sold $300,000 in aggregate principal amount of our 5.625% Senior Notes due 2025 (the “Notes”), pursuant to an Indenture, dated as of April 18, 2017, among the company, the Guarantors (as defined therein), and Wells Fargo Bank, National Association, a national banking association, as trustee. The Notes are guaranteed by Tennant Coatings, Inc. and Tennant Sales and Service Company (collectively, the “Guarantors”), which are wholly owned subsidiaries of the company.
The Notes will mature on May 1, 2025. Interest on the Notes will accrue at the rate of 5.625% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on November 1, 2017.
The Notes and the guarantees constitute senior unsecured obligations of the company and the Guarantors, respectively.  The Notes and the guarantees, respectively, are: (a) equal in right of payment with all of the company’s and the Guarantors’ senior debt, without giving effect to collateral arrangements; (b) senior in right of payment to all of the company’s and the Guarantors’ future subordinated debt, if any; (c) effectively subordinated in right of payment to all of the company’s and the Guarantors’ debt and obligations that are secured, including borrowings under the company’s senior secured credit facilities for so long as the senior secured credit facilities are secured, to the extent of the value of the assets securing such liens; and (d) structurally subordinated in right of payment to all liabilities (including trade payables) of the company’s and the Guarantors’ subsidiaries that do not guarantee the Notes. The Notes also contain customary representations, warranties and covenants, and are less restrictive than those contained in the 2017 Credit Agreement.
We used the net proceeds from this offering to refinance a $300,000 term loan under our 2017 Credit Agreement that we borrowed as part of the financing for the acquisition of the IPC Group and to pay related fees and expenses.
The full terms and conditions of the Indenture are set forth in Exhibit 4.1 to the Company's Current Report on Form 8-K filed April 24, 2017.
Registration Rights Agreement
In connection with the issuance and sale of the Notes, the company entered into a Registration Rights Agreement, dated April 18, 2017, among the company, the Guarantors and Goldman, Sachs & Co. and J.P. Morgan Securities LLC (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the company agreed (1) to use its commercially reasonable efforts to consummate an exchange offer to exchange the Notes for new registered notes (the “Exchange Notes”), with terms substantially identical in all material respects with the Notes (except that the Exchange Notes will not contain terms with respect to additional interest, registration rights or transfer restrictions) and (2) if required, to have a shelf registration statement declared effective with respect to resales of the Notes. If the company fails to satisfy its obligations under the Registration Rights Agreement within 360 days, it will be required to pay additional interest to the holders of the Notes under certain circumstances.
The full terms and conditions of the the Registration Rights Agreement are set forth in Exhibit 4.2 to the company's Current Report on Form 8-K filed April 24, 2017.

Debt outstanding at September 30, 2017 is summarized as follows:

	September 30, 2017	December 31, 2016
Long-Term Debt:
Senior Unsecured Notes	$300,000	$—
Credit Facility Borrowings	95,000	36,143
Capital Lease Obligations	671	51
Total Long-Term Debt	395,671	36,194
Less: Unamortized Debt Issuance Costs	(7,138)	—
Less: Current Maturities of Credit Facility Borrowings, Net of Debt Issuance Costs(1)	(4,887)	(3,459)
Less: Current Maturities of Capital Lease Obligations(1)	(394)	—
Long-Term Portion, Net	$383,252	$32,735

(1)
Current maturities of long-term debt include $5,000 of current maturities, less $113 of unamortized debt issuance costs, under our 2017 Credit Agreement and $394 of current maturities of capital lease obligations.

As of September 30, 2017, we had outstanding borrowings under our 2017 Credit Agreement, totaling $75,000 under our term loan facility and $20,000 under our revolving facility. There were $300,000 in outstanding borrowings under the Notes as of September 30, 2017. In addition, we had stand alone letters of credit and bank guarantees outstanding in the amount of $4,721. Commitment fees on unused lines of credit for the nine months ended September 30, 2017 were $353. The overall weighted average cost of debt is approximately 5.0% and, net of a related cross-currency swap instrument, is approximately 4.2%. Further details regarding the cross-currency swap instrument are discussed in Note 10.
Prudential Investment Management, Inc.
In March 2017, we repaid $11,143 of debt evidenced by the notes issued under our Private Shelf Agreement, as described in Note 9 of our annual report on Form 10-K for the year ended December 31, 2016, and terminated the Private Shelf Agreement.
The aggregate maturities of our outstanding debt, including capital lease obligations as of September 30, 2017, are as follows:

Remaining 2017	$1,348
2018	5,386
2019	7,062
2020	9,375
2021	11,875
Thereafter	360,625
Total aggregate maturities	$395,671

9.	Warranty
We record a liability for warranty claims at the time of sale. The amount of the liability is based on the trend in the historical ratio of claims to sales, the historical length of time between the sale and resulting warranty claim, new product introductions and other factors. Warranty terms on machines generally range from one to four years. However, the majority of our claims are paid out within the first six to nine months following a sale. The majority of the liability for estimated warranty claims represents amounts to be paid out in the near term for qualified warranty issues, with immaterial amounts reserved to be paid for older equipment warranty issues.

The changes in warranty reserves for the nine months ended September 30, 2017 and 2016 were as follows:

	Nine Months Ended
	September 30
	2017	2016
Beginning balance	$10,960	$10,093
Additions charged to expense	8,879	8,888
Acquired warranty obligations	384	—
Foreign currency fluctuations	225	85
Claims paid	(8,912)	(8,707)
Ending balance	$11,536	$10,359

10.	Derivatives
Hedge Accounting and Hedging Programs
We recognize all derivative instruments as either assets or liabilities in our Condensed Consolidated Balance Sheets and measure them at fair value. Gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting.
Balance Sheet Hedging
Hedges of Foreign Currency Assets and Liabilities
We hedge portions of our net recognized foreign currency denominated assets and liabilities with foreign exchange forward contracts to reduce the risk that the value of these assets and liabilities will be adversely affected by changes in exchange rates. At September 30, 2017 and December 31, 2016, the notional amounts of foreign currency forward exchange contracts outstanding not designated as hedging instruments were $67,672 and $42,866, respectively.
During the first quarter of 2017, in connection with our acquisition of IPC Group, we entered into a foreign currency option contract not designated as a hedging instrument for a notional amount of €180,000. The option contract has since expired and there were no outstanding foreign currency option contracts not designated as hedging instruments as of September 30, 2017 and December 31, 2016.
Cash Flow Hedging
Hedges of Forecasted Foreign Currency Transactions
In countries outside the United States, we transact business in U.S. dollars and in various other currencies. We may use foreign exchange option contracts or forward contracts to hedge certain cash flow exposures resulting from changes in these foreign currency exchange rates. These foreign exchange contracts, carried at fair value, have maturities of up to one year. We enter into these foreign exchange contracts to hedge a portion of our forecasted foreign currency denominated revenue in the normal course of business, and accordingly, they are not speculative in nature. The notional amounts of outstanding foreign currency forward contracts designated as cash flow hedges were $3,033 and $2,127 as of September 30, 2017 and December 31, 2016, respectively. The notional amounts of outstanding foreign currency option contracts designated as cash flow hedges were $8,870 and $8,522 as of September 30, 2017 and December 31, 2016, respectively.
Foreign Currency Derivatives
We use foreign currency exchange rate derivatives to hedge our exposure to fluctuations in exchange rates for anticipated intercompany cash transactions between Tennant Company and its subsidiaries. During the second quarter of 2017 we entered into Euro to U.S. dollar foreign exchange cross currency swaps for all of the anticipated cash flows associated with an intercompany loan from a wholly-owned European subsidiary. We entered into these foreign exchange cross currency swaps to hedge the foreign currency denominated cash flows associated with this intercompany loan, and accordingly, they are not speculative in nature. We designated these cross currency swaps as cash flow hedges. The hedged cash flows as of September 30, 2017 included €183,000 of total notional value. As of September 30, 2017, the aggregate scheduled interest payments over the course of the loan and related swaps amounted to €33,000. The scheduled maturity and principal payment of the loan and related swaps of €150,000 are due in April 2022. There were no cross currency swaps designated as cash flow hedges as of December 31, 2016.

The fair value of derivative instruments on our Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016 were as follows:

	September 30, 2017		December 31, 2016
	Fair Value Asset Derivatives	Fair Value Liability Derivatives	Fair Value Asset Derivatives	Fair Value Liability Derivatives
Derivatives designated as hedging instruments:
Foreign currency option contracts(1)	$67	$—	$184	$—
Foreign currency forward contracts(1)	8,346	31,921	—	13
Derivatives not designated as hedging instruments:
Foreign currency option contracts	—	—	—	—
Foreign currency forward contracts(1)	$539	$2,010	$12	$162

(1)
Contracts that mature within the next 12 months are included in Other Current Assets and Other Current Liabilities for asset derivatives and liability derivatives, respectively, on our Condensed Consolidated Balance Sheets. Contracts with maturities greater than 12 months are included in Other Assets and Other Liabilities for asset derivatives and liability derivatives, respectively, on our Condensed Consolidated Balance Sheets. Amounts included in our Condensed Consolidated Balance Sheets are recorded net where a right of offset exists with the same derivative counterparty.

As of September 30, 2017, we anticipate reclassifying approximately $2,004 of gains from Accumulated Other Comprehensive Loss to net earnings during the next 12 months.
The effect of foreign currency derivative instruments designated as cash flow hedges and of foreign currency derivative instruments not designated as hedges in our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2017 was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2017
	Foreign Currency Option Contracts	Foreign Currency Forward Contracts	Foreign Currency Option Contracts	Foreign Currency Forward Contracts
Derivatives in cash flow hedging relationships:
Net loss recognized in Other Comprehensive Income, net of tax(1)	$(40)	$(4,492)	$(177)	$(14,026)
Net (loss) gain reclassified from Accumulated Other Comprehensive Loss into earnings, net of tax, effective portion to Net Sales	(141)	26	(140)	(76)
Net gain reclassified from Accumulated Other Comprehensive Loss into earnings, net of tax, effective portion to Interest Income	—	374	—	823
Net loss reclassified from Accumulated Other Comprehensive Loss into earnings, net of tax, effective portion to Net Foreign Currency Transaction (Losses) Gains	—	(3,705)	—	(10,853)
Net (loss) gain recognized in earnings(2)	(7)	3	(12)	8
Derivatives not designated as hedging instruments:
Net loss recognized in earnings(3)	$—	$(2,062)	$(1,132)	$(7,369)

The effect of foreign currency derivative instruments designated as cash flow hedges and of foreign currency derivative instruments not designated as hedges in our Condensed Consolidated Statements Operations for the three and nine months ended September 30, 2016 was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2016
	Foreign Currency Option Contracts	Foreign Currency Forward Contracts	Foreign Currency Option Contracts	Foreign Currency Forward Contracts
Derivatives in cash flow hedging relationships:
Net loss recognized in Other Comprehensive Income, net of tax(1)	$(20)	$(9)	$(250)	$(74)
Net (loss) gain reclassified from Accumulated Other Comprehensive Loss into earnings, net of tax, effective portion to Net Sales	(88)	37	(88)	11
Net (loss) gain recognized in earnings(2)	(11)	1	(17)	1
Derivatives not designated as hedging instruments:
Net loss recognized in earnings(3)	$—	$(330)	$—	$(2,392)

(1)	Net change in the fair value of the effective portion classified in Other Comprehensive Income.

(2)	Ineffective portion and amount excluded from effectiveness testing classified in Net Foreign Currency Transaction (Losses) Gains.

(3)	Classified in Net Foreign Currency Transaction (Losses) Gains.

11.	Fair Value Measurements
Estimates of fair value for financial assets and financial liabilities are based on the framework established in the accounting guidance for fair value measurements. The framework defines fair value, provides guidance for measuring fair value and requires certain disclosures. The framework discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost). The framework utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.
Our population of assets and liabilities subject to fair value measurements on a recurring basis at September 30, 2017 is as follows:

	Fair Value	Level 1	Level 2	Level 3
Assets:
Foreign currency forward exchange contracts	$8,885	$—	$8,885	$—
Foreign currency option contracts	67	—	67	—
Total Assets	$8,952	$—	$8,952	$—
Liabilities:
Foreign currency forward exchange contracts	$33,931	$—	$33,931	$—
Foreign currency option contracts	$—	—	—	—
Total Liabilities	$33,931	$—	$33,931	$—
Our foreign currency forward and option exchange contracts are valued using observable Level 2 market expectations at the measurement date and standard valuation techniques to convert future amounts to a single present value amount. Further details regarding our foreign currency forward exchange and option contracts are discussed in Note 10.

The carrying amounts reported in the Condensed Consolidated Balance Sheets for Cash and Cash Equivalents, Restricted Cash, Accounts Receivable, Other Current Assets, Accounts Payable and Other Current Liabilities approximate fair value due to their short-term nature.
The fair value of our Long-Term Debt approximates cost based on the borrowing rates currently available to us for bank loans with similar terms and remaining maturities.
From time to time, we measure certain assets at fair value on a non-recurring basis, including evaluation of long-lived assets, goodwill and other intangible assets, as part of a business acquisition. These assets are measured and recognized at amounts equal to the fair value determined as of the date of acquisition. Fair value valuations are based on the information available as of the acquisition date and the expectations and assumptions that have been deemed reasonable by us. There are inherent uncertainties and management judgment required in these determinations. The fair value measurements of assets acquired and liabilities assumed as part of a business acquisition are based on valuations involving significant unobservable inputs, or Level 3, in the fair value hierarchy.
These assets are also subject to periodic impairment testing by comparing the respective carrying value of each asset to the estimated fair value of the reporting unit or asset group in which they reside. In the event we determine these assets to be impaired, we would recognize an impairment loss equal to the amount by which the carrying value of the reporting unit, impaired asset or asset group exceeds its estimated fair value. These periodic impairment tests utilize company-specific assumptions involving significant unobservable inputs, or Level 3, in the fair value hierarchy.

12.	Retirement Benefit Plans
Our defined benefit pension plans and postretirement medical plan are described in Note 13 of our annual report on Form 10-K for the year ended December 31, 2016. We have contributed $145 and $198 during the third quarter of 2017 and $410 and $493 during the first nine months of 2017 to our pension plans and postretirement medical plan, respectively.
The components of the net periodic (benefit) cost for the three and nine months ended September 30, 2017 and 2016 were as follows:

	Three Months Ended
	September 30
	Pension Benefits				Postretirement
	U.S. Plans		Non-U.S. Plans		Medical Benefits
	2017	2016	2017	2016	2017	2016
Service cost	$—	$88	$124	$32	$6	$25
Interest cost	373	414	96	96	91	99
Expected return on plan assets	(581)	(599)	(101)	(89)	—	—
Amortization of net actuarial loss	12	13	—	—	—	—
Amortization of prior service cost	—	10	50	29	—	—
Foreign currency	—	—	135	(57)	—	—
Net periodic (benefit) cost	$(196)	$(74)	$304	$11	$97	$124

	Nine Months Ended
	September 30
	Pension Benefits				Postretirement
	U.S. Plans		Non-U.S. Plans		Medical Benefits
	2017	2016	2017	2016	2017	2016
Service cost	$—	$265	$172	$104	$46	$73
Interest cost	1,153	1,244	315	304	272	298
Expected return on plan assets	(1,752)	(1,799)	(298)	(283)	—	—
Amortization of net actuarial loss	33	30	—	—	—	—
Amortization of prior service cost	—	31	146	93	—	—
Settlement charge	205	—	—	—	—	—
Foreign currency	—	—	364	(33)	—	—
Net periodic (benefit) cost	$(361)	$(229)	$699	$185	$318	$371

13.	Commitments and Contingencies
Certain operating leases for vehicles contain residual value guarantee provisions, which would become due at the expiration of the operating lease agreement if the fair value of the leased vehicles is less than the guaranteed residual value. As of September 30, 2017, of those leases that contain residual value guarantees, the aggregate residual value at lease expiration was $14,630, of which we have guaranteed $11,820. As of September 30, 2017, we have recorded a liability for the estimated end of term loss related to this residual value guarantee of $458 for certain vehicles within our fleet. Our fleet also contains vehicles we estimate will settle at a gain. Gains on these vehicles will be recognized at the end of the lease term.
The minimum rentals for aggregate lease commitments as of September 30, 2017 are as follows:

Remaining 2017	$4,033
2018	11,835
2019	7,828
2020	4,826
2021	2,710
Thereafter	4,360
Total	$35,592

14.	Accumulated Other Comprehensive Loss
Components of Accumulated Other Comprehensive Loss, net of tax, within the Condensed Consolidated Balance Sheets, are as follows:

	September 30, 2017	December 31, 2016
Foreign currency translation adjustments	$(19,371)	$(44,444)
Pension and retiree medical benefits	(5,010)	(5,391)
Cash flow hedge	(4,045)	(88)
Total Accumulated Other Comprehensive Loss	$(28,426)	$(49,923)

The changes in components of Accumulated Other Comprehensive Loss, net of tax, are as follows:

	Foreign Currency Translation Adjustments	Pension and Post Retirement Benefits	Cash Flow Hedge	Total
December 31, 2016	$(44,444)	$(5,391)	$(88)	$(49,923)
Other comprehensive income (loss) before reclassifications	25,073	361	(14,203)	11,231
Amounts reclassified from Accumulated Other Comprehensive Loss	—	20	10,246	10,266
Net current period other comprehensive income (loss)	$25,073	$381	$(3,957)	$21,497
September 30, 2017	$(19,371)	$(5,010)	$(4,045)	$(28,426)

15.	Income Taxes
We and our subsidiaries are subject to U.S. federal income tax as well as income tax of numerous state and foreign jurisdictions. We are generally no longer subject to U.S. federal tax examinations for taxable years before 2014 and, with limited exceptions, state and foreign income tax examinations for taxable years before 2012.
We recognize potential accrued interest and penalties related to unrecognized tax benefits in Income Tax Expense. In addition to the liability of $2,475 for unrecognized tax benefits as of September 30, 2017, there was approximately $426 for accrued interest and penalties. The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate as of September 30, 2017 was $2,130. To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued will be revised and reflected as an adjustment of the Income Tax Expense.
Unrecognized tax benefits were reduced by $688 during the first nine months of 2017 as a result of the expiration of the statute of limitations in various jurisdictions and settlement with tax authorities.
We are currently under examination by the Internal Revenue Service for the 2015 tax year. Although the outcome of this matter cannot currently be determined, we believe adequate provision has been made for any potential unfavorable financial statement impact. We are currently undergoing income tax examinations in various state and foreign jurisdictions covering 2014 to 2016. Although the final outcome of these examinations cannot be currently determined, we believe that we have adequate reserves with respect to these examinations.

16.	Share-Based Compensation
Our share-based compensation plans are described in Note 17 of our annual report on Form 10-K for the year ended December 31, 2016. During the three months ended September 30, 2017 and 2016, we recognized total Share-Based Compensation Expense of $1,293 and $1,321, respectively. During the nine months ended September 30, 2017 and 2016, we recognized total Share-Based Compensation Expense of $4,915 and $5,747, respectively. The total excess tax benefit recognized for share-based compensation arrangements during the nine months ended September 30, 2017 and 2016 was $1,149 and $447, respectively.
During the first nine months of 2017, we granted 19,971 restricted shares. The weighted average grant date fair value of each share awarded was $73.16. Restricted share awards generally have a three year vesting period from the effective date of the grant. The total fair value of shares vested during the nine months ended September 30, 2017 and 2016 was $1,295 and $1,835, respectively.

17.	Earnings (Loss) Attributable to Tennant Company Per Share
The computations of Basic and Diluted Earnings (Loss) Attributable to Tennant Company per Share were as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Numerator:
Net Earnings (Loss) Attributable to Tennant Company	$3,559	$11,477	$(2,989)	$31,244
Denominator:
Basic - Weighted Average Shares Outstanding	17,729,857	17,498,808	17,673,656	17,516,941
Effect of Dilutive Securities:
Share-Based Compensation Plans	441,587	474,398	—	438,558
Diluted - Weighted Average Shares Outstanding	18,171,444	17,973,206	17,673,656	17,955,499
Basic Earnings (Loss) per Share	$0.20	$0.66	$(0.17)	$1.78
Diluted Earnings (Loss) per Share	$0.20	$0.64	$(0.17)	$1.74

Excluded from the dilutive securities shown above were options to purchase and shares to be paid out under share-based compensation plans of 340,239 and 313,711 shares of common stock during the three months ended September 30, 2017 and 2016, respectively. Excluded from the dilutive securities shown above were options to purchase and shares to be paid out under share-based compensation plans of 714,687 and 382,075 shares of common stock during the nine months ended September 30, 2017 and 2016, respectively. These exclusions were made if the exercise prices of the options are greater than the average market price of our common stock for the period, if the number of shares we can repurchase under the treasury stock method exceeds the weighted average shares outstanding in the options or if we have a net loss, as these effects are anti-dilutive.

18.	Segment Reporting
We are organized into four operating segments: North America, Latin America, EMEA and APAC. We combine our North America and Latin America operating segments into the “Americas” for reporting Net Sales by geographic area. In accordance with the objective and basic principles of the applicable accounting guidance, we aggregate our operating segments into one reportable segment that consists of the design, manufacture and sale of products used primarily in the maintenance of nonresidential surfaces.
Net Sales attributed to each geographic area for the three and nine months ended September 30, 2017 and 2016 were as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2017	2016	2017	2016
Americas	$161,037	$152,294	$472,953	$449,704
EMEA	78,851	29,309	189,483	94,433
APAC	22,033	18,531	61,335	52,689
Total	$261,921	$200,134	$723,771	$596,826

Net Sales are attributed to each geographic area based on the end user country and are net of intercompany sales.

19.	Related Party Transactions
During the first quarter of 2008, we acquired Sociedade Alfa Ltda. and entered into lease agreements for certain properties owned by or partially owned by the former owners of this entity. Some of these individuals are current employees of Tennant. Lease payments made under these lease agreements are not material to our financial position or results of operations.

20.	Separate Financial Information of Guarantor Subsidiaries
The following condensed consolidating guarantor financial information is presented to comply with the requirements of Rule 3-10 of Regulation S-X.
On April 18, 2017, we issued and sold $300,000 in aggregate principal amount of our 5.625% Senior Notes due 2025 (the “Notes”), pursuant to an Indenture, dated as of April 18, 2017, among the company, the Guarantors (as defined below), and Wells Fargo Bank, National Association, a national banking association, as trustee. The Notes are unconditionally and jointly and severally guaranteed by Tennant Coatings, Inc. and Tennant Sales and Service Company (collectively, the “Guarantors”), which are wholly owned subsidiaries of the company.
The Notes and the guarantees constitute senior unsecured obligations of the company and the Guarantors, respectively. The Notes and the guarantees, respectively, are: (a) equal in right of payment with all of the company’s and the Guarantors’ senior debt, without giving effect to collateral arrangements; (b) senior in right of payment to all of the company’s and the Guarantors’ future subordinated debt, if any; (c) effectively subordinated in right of payment to all of the company’s and the Guarantors’ debt and obligations that are secured, including borrowings under the company’s senior secured credit facilities for so long as the senior secured credit facilities are secured, to the extent of the value of the assets securing such liens; and (d) structurally subordinated in right of payment to all liabilities (including trade payables) of the company’s and the Guarantors’ subsidiaries that do not guarantee the Notes.
The following condensed consolidated financial information presents the Condensed Consolidated Statements of Operations and the Condensed Consolidated Statements of Comprehensive Income for each of the three and nine months ended September 30, 2017 and September 30, 2016, the related Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016, and the related Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2017 and September 30, 2016, of Tennant Company ("Parent"), the Guarantor Subsidiaries on a combined basis, the Non-Guarantor Subsidiaries on a combined basis and elimination entries necessary to consolidated the Parent with the Guarantor and Non-Guarantor Subsidiaries. The following condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the company and notes thereto of which this note is an integral part.

Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2017
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Sales	$337,034	$442,090	$331,491	$(386,844)	$723,771
Cost of Sales	230,753	363,034	228,838	(387,748)	434,877
Gross Profit	106,281	79,056	102,653	904	288,894

Operating Expense:
Research and Development Expense	20,838	245	3,156	—	24,239
Selling and Administrative Expense	85,608	58,881	102,578	—	247,067
Total Operating Expense	106,446	59,126	105,734	—	271,306
(Loss) Profit from Operations	(165)	19,930	(3,081)	904	17,588

Other Income (Expense):
Equity in Earnings of Affiliates	7,493	1,500	—	(8,993)	—
Interest Expense, Net	(16,866)	—	(257)	(22)	(17,145)
Intercompany Interest Income (Expense)	8,742	(4,323)	(4,419)	—	—
Net Foreign Currency Transaction Gains (Losses)	553	—	(2,928)	—	(2,375)
Other (Expense) Income, Net	(2,389)	(430)	2,177	(58)	(700)
Total Other Expense, Net	(2,467)	(3,253)	(5,427)	(9,073)	(20,220)

(Loss) Profit Before Income Taxes	(2,632)	16,677	(8,508)	(8,169)	(2,632)
Income Tax Expense	385	5,993	5,481	(11,474)	385
Net Earnings (Loss) Including Noncontrolling Interest	(3,017)	10,684	(13,989)	3,305	(3,017)
Net Loss Attributable to Noncontrolling Interest	(28)	—	(28)	28	(28)
Net (Loss) Earnings Attributable to Tennant Company	$(2,989)	$10,684	$(13,961)	$3,277	$(2,989)

Condensed Consolidated Statement of Operations
For the three months ended September 30, 2017
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Sales	$111,835	$146,495	$131,457	$(127,866)	$261,921
Cost of Sales	76,974	120,523	88,411	(128,591)	157,317
Gross Profit	34,861	25,972	43,046	725	104,604

Operating Expense:
Research and Development Expense	6,312	86	1,509	—	7,907
Selling and Administrative Expense	23,393	19,074	43,184	—	85,651
Total Operating Expense	29,705	19,160	44,693	—	93,558
Profit (Loss) from Operations	5,156	6,812	(1,647)	725	11,046

Other Income (Expense):
Equity in Earnings of Affiliates	2,039	376	—	(2,415)	—
Interest Expense, Net	(5,275)	—	(111)	(9)	(5,395)
Intercompany Interest Income (Expense)	3,774	(1,455)	(2,319)	—	—
Net Foreign Currency Transaction Gains (Losses)	357	2	(1,201)	—	(842)
Other (Expense) Income, Net	(1,724)	(204)	1,469	(23)	(482)
Total Other Expense, Net	(829)	(1,281)	(2,162)	(2,447)	(6,719)

Profit (Loss) Before Income Taxes	4,327	5,531	(3,809)	(1,722)	4,327
Income Tax Expense	731	2,034	2,819	(4,853)	731
Net Earnings (Loss) Including Noncontrolling Interest	3,596	3,497	(6,628)	3,131	3,596
Net Earnings Attributable to Noncontrolling Interest	37	—	37	(37)	37
Net Earnings (Loss) Attributable to Tennant Company	$3,559	$3,497	$(6,665)	$3,168	$3,559

Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2016
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Sales	$340,344	$436,046	$212,143	$(391,707)	$596,826
Cost of Sales	225,253	356,862	148,362	(391,737)	338,740
Gross Profit	115,091	79,184	63,781	30	258,086

Operating Expense:
Research and Development Expense	22,907	334	1,471	—	24,712
Selling and Administrative Expense	72,925	56,475	57,915	—	187,315
(Gain) Loss on Sale of Business	(220)	—	369	—	149
Total Operating Expense	95,612	56,809	59,755	—	212,176
Profit from Operations	19,479	22,375	4,026	30	45,910

Other Income (Expense):
Equity in Earnings of Affiliates	21,360	1,461	—	(22,821)	—
Interest (Expense) Income, Net	(880)	—	149	—	(731)
Intercompany Interest Income (Expense)	5,355	(4,039)	(1,316)	—	—
Net Foreign Currency Transaction Gains (Losses)	1,003	(667)	(161)	—	175
Other (Expense) Income, Net	(1,323)	(450)	1,413	—	(360)
Total Other Income (Expense), Net	25,515	(3,695)	85	(22,821)	(916)

Profit Before Income Taxes	44,994	18,680	4,111	(22,791)	44,994
Income Tax Expense	13,750	6,883	1,408	(8,291)	13,750
Net Earnings	$31,244	$11,797	$2,703	$(14,500)	$31,244

Condensed Consolidated Statement of Operations
For the three months ended September 30, 2016
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Sales	$115,130	$147,035	$69,531	$(131,562)	$200,134
Cost of Sales	77,478	120,603	48,327	(131,569)	114,839
Gross Profit	37,652	26,432	21,204	7	85,295

Operating Expense:
Research and Development Expense	7,832	69	517	—	8,418
Selling and Administrative Expense	22,680	18,623	19,320	—	60,623
Total Operating Expense	30,512	18,692	19,837	—	69,041
Profit from Operations	7,140	7,740	1,367	7	16,254

Other Income (Expense):
Equity in Earnings of Affiliates	7,335	144	—	(7,479)	—
Interest (Expense) Income, Net	(313)	—	91	—	(222)
Intercompany Interest Income (Expense)	1,787	(1,361)	(426)	—	—
Net Foreign Currency Transaction Gains (Losses)	246	(50)	(345)	—	(149)
Other (Expense) Income, Net	(322)	(146)	458	—	(10)
Total Other Income (Expense), Net	8,733	(1,413)	(222)	(7,479)	(381)

Profit Before Income Taxes	15,873	6,327	1,145	(7,472)	15,873
Income Tax Expense	4,396	2,321	261	(2,582)	4,396
Net Earnings	$11,477	$4,006	$884	$(4,890)	$11,477

Condensed Consolidated Statement of Comprehensive Income
For the nine months ended September 30, 2017
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Earnings (Loss) Including Noncontrolling Interest	$(3,017)	$10,684	$(13,989)	$3,305	$(3,017)
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	25,073	693	1,330	(2,023)	25,073
Pension and retiree medical benefits	541	—	151	(151)	541
Cash flow hedge	(6,311)	—	—	—	(6,311)
Income Taxes:
Foreign currency translation adjustments	—	—	—	—	—
Pension and retiree medical benefits	(160)	—	(15)	15	(160)
Cash flow hedge	2,354	—	—	—	2,354
Total Other Comprehensive Income, net of tax	21,497	693	1,466	(2,159)	21,497

Total Comprehensive Income (Loss) Including Noncontrolling Interest	18,480	11,377	(12,523)	1,146	18,480
Comprehensive Loss Attributable to Noncontrolling Interest	(28)	—	(28)	28	(28)
Comprehensive Income (Loss) Attributable to Tennant Company	$18,508	$11,377	$(12,495)	$1,118	$18,508

Condensed Consolidated Statement of Comprehensive Income
For the three months ended September 30, 2017
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Earnings (Loss) Including Noncontrolling Interest	$3,596	$3,497	$(6,628)	$3,131	$3,596
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	9,033	289	9,221	(9,510)	9,033
Pension and retiree medical benefits	379	—	10	(10)	379
Cash flow hedge	(1,732)	—	—	—	(1,732)
Income Taxes:
Foreign currency translation adjustments	—	—	—	—	—
Pension and retiree medical benefits	(138)	—	—	—	(138)
Cash flow hedge	646	—	—	—	646
Total Other Comprehensive Income, net of tax	8,188	289	9,231	(9,520)	8,188

Total Comprehensive Income Including Noncontrolling Interest	11,784	3,786	2,603	(6,389)	11,784
Comprehensive Income Attributable to Noncontrolling Interest	37	—	37	(37)	37
Comprehensive Income Attributable to Tennant Company	$11,747	$3,786	$2,566	$(6,352)	$11,747

Condensed Consolidated Statement of Comprehensive Income
For the nine months ended September 30, 2016
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Earnings (Loss)	$31,244	$11,797	$2,703	$(14,500)	$31,244
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	4,380	650	7,496	(8,146)	4,380
Pension and retiree medical benefits	61	—	—	—	61
Cash flow hedge	(394)	—	—	—	(394)
Income Taxes:
Foreign currency translation adjustments	15	—	15	(15)	15
Pension and retiree medical benefits	(23)	—	—	—	(23)
Cash flow hedge	147	—	—	—	147
Total Other Comprehensive (Loss) Income, net of tax	4,186	650	7,511	(8,161)	4,186
Comprehensive Income (Loss)	$35,430	$12,447	$10,214	$(22,661)	$35,430

Condensed Consolidated Statement of Comprehensive Income
For the three months ended September 30, 2016
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
Net Earnings (Loss)	$11,477	$4,006	$884	$(4,890)	$11,477
Other Comprehensive Income (Loss):
Foreign currency translation adjustments	381	43	764	(807)	381
Pension and retiree medical benefits	23	—	—	—	23
Cash flow hedge	35	—	—	—	35
Income Taxes:
Foreign currency translation adjustments	10	—	10	(10)	10
Pension and retiree medical benefits	(9)	—	—	—	(9)
Cash flow hedge	(13)	—	—	—	(13)
Total Other Comprehensive (Loss) Income, net of tax	427	43	774	(817)	427
Comprehensive Income (Loss)	$11,904	$4,049	$1,658	$(5,707)	$11,904

Condensed Consolidated Balance Sheet
As of September 30, 2017
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
ASSETS
Current Assets:
Cash and Cash Equivalents	$10,171	$1,024	$44,752	$—	$55,947
Restricted Cash	—	—	1,292	—	1,292
Net Receivables	194	79,978	113,553	—	193,725
Intercompany Receivables	71,221	129,405	4,013	(204,639)	—
Inventories	32,929	15,219	103,829	(10,458)	141,519
Prepaid Expenses	17,884	813	7,584	—	26,281
Other Current Assets	4,367	—	542	—	4,909
Total Current Assets	136,766	226,439	275,565	(215,097)	423,673
Property, Plant and Equipment	233,464	13,013	142,914	—	389,391
Accumulated Depreciation	(153,364)	(6,891)	(47,627)	—	(207,882)
Property, Plant and Equipment, Net	80,100	6,122	95,287	—	181,509
Deferred Income Taxes	3,356	3,974	12,527	—	19,857
Investment in Affiliates	374,353	10,978	—	(385,331)	—
Intercompany Loans	307,090	—	—	(307,090)	—
Goodwill	12,869	1,739	164,440	—	179,048
Intangible Assets, Net	2,237	2,951	170,564	—	175,752
Other Assets	13,255	—	9,704	—	22,959
Total Assets	$930,026	$252,203	$728,087	$(907,518)	$1,002,798
LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$4,887	$—	$394	$—	$5,281
Accounts Payable	36,777	2,557	49,284	—	88,618
Intercompany Payables	134,053	130	70,456	(204,639)	—
Employee Compensation and Benefits	8,538	9,457	17,090	—	35,085
Income Taxes Payable	426	—	10,173	—	10,599
Other Current Liabilities	25,517	14,022	23,788	—	63,327
Total Current Liabilities	210,198	26,166	171,185	(204,639)	202,910
Long-Term Liabilities:
Long-Term Debt	382,975	—	277	—	383,252
Intercompany Loans	—	128,000	179,090	(307,090)	—
Employee-Related Benefits	12,329	3,775	9,143	—	25,247
Deferred Income Taxes	—	—	62,167	—	62,167
Other Liabilities	27,988	1,843	2,855	—	32,686
Total Long-Term Liabilities	423,292	133,618	253,532	(307,090)	503,352
Total Liabilities	633,490	159,784	424,717	(511,729)	706,262
Equity:
Preferred Stock	—	—	—	—	—
Common Stock	6,690	—	11,131	(11,131)	6,690
Additional Paid-In Capital	12,062	72,483	352,262	(424,745)	12,062
Retained Earnings	303,987	20,458	(46,147)	25,689	303,987
Accumulated Other Comprehensive Loss	(28,426)	(522)	(16,099)	16,621	(28,426)
Total Tennant Company Shareholders' Equity	294,313	92,419	301,147	(393,566)	294,313
Noncontrolling Interest	2,223	—	2,223	(2,223)	2,223
Total Equity	296,536	92,419	303,370	(395,789)	296,536
Total Liabilities and Total Equity	$930,026	$252,203	$728,087	$(907,518)	$1,002,798

Condensed Consolidated Balance Sheet
As of December 31, 2016
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
ASSETS
Current Assets:
Cash and Cash Equivalents	$38,484	$226	$19,323	$—	$58,033
Restricted Cash	—	—	517	—	517
Net Receivables	209	85,219	63,706	—	149,134
Intercompany Receivables	50,437	123,289	2,251	(175,977)	—
Inventories	26,422	12,821	49,829	(10,450)	78,622
Prepaid Expenses	4,120	1,151	3,933	—	9,204
Other Current Assets	2,402	—	10	—	2,412
Total Current Assets	122,074	222,706	139,569	(186,427)	297,922
Property, Plant and Equipment	225,651	12,996	59,853	—	298,500
Accumulated Depreciation	(144,281)	(6,175)	(35,947)	—	(186,403)
Property, Plant and Equipment, Net	81,370	6,821	23,906	—	112,097
Deferred Income Taxes	3,048	3,281	7,110	—	13,439
Investment in Affiliates	157,004	9,021	—	(166,025)	—
Intercompany Loans	130,000	—	—	(130,000)	—
Goodwill	12,869	1,439	6,757	—	21,065
Intangible Assets, Net	—	3,200	3,260	—	6,460
Other Assets	10,189	27	8,838	—	19,054
Total Assets	$516,554	$246,495	$189,440	$(482,452)	$470,037
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$3,429	$—	$30	$—	$3,459
Accounts Payable	30,867	2,599	13,942	—	47,408
Intercompany Payables	125,540	1,249	49,188	(175,977)	—
Employee Compensation and Benefits	12,025	15,261	8,711	—	35,997
Income Taxes Payable	1,410	—	938	—	2,348
Other Current Liabilities	15,329	13,348	14,940	—	43,617
Total Current Liabilities	188,600	32,457	87,749	(175,977)	132,829
Long-Term Liabilities:
Long-Term Debt	32,714	—	21	—	32,735
Intercompany Loans	—	128,000	2,000	(130,000)	—
Employee-Related Benefits	14,291	3,704	3,139	—	21,134
Deferred Income Taxes	—	—	171	—	171
Other Liabilities	2,406	1,295	924	—	4,625
Total Long-Term Liabilities	49,411	132,999	6,255	(130,000)	58,665
Total Liabilities	238,011	165,456	94,004	(305,977)	191,494
Shareholders' Equity:
Preferred Stock	—	—	—	—	—
Common Stock	6,633	—	11,131	(11,131)	6,633
Additional Paid-In Capital	3,653	72,483	158,592	(231,075)	3,653
Retained Earnings	318,180	9,771	(32,187)	22,416	318,180
Accumulated Other Comprehensive Loss	(49,923)	(1,215)	(42,100)	43,315	(49,923)
Total Shareholders' Equity	278,543	81,039	95,436	(176,475)	278,543
Total Liabilities and Shareholders' Equity	$516,554	$246,495	$189,440	$(482,452)	$470,037

Condensed Consolidated Statement of Cash Flows
For the nine months ended September 30, 2017
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
OPERATING ACTIVITIES
Net Cash (Used in) Provided by Operating Activities	$(555)	$798	$31,880	$—	$32,123
INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(7,400)	—	(8,839)	—	(16,239)
Proceeds from Disposals of Property, Plant and Equipment	17	—	2,439	—	2,456
Proceeds from Principal Payments Received on Long-Term Note Receivable	—	—	500	—	500
Issuance of Long-Term Note Receivable	—	—	(1,500)	—	(1,500)
Acquisition of Businesses, Net of Cash Acquired	(304)	—	(353,769)	—	(354,073)
Purchase of Intangible Asset	(2,500)	—	—	—	(2,500)
Change in Investments in Subsidiaries	(193,639)	—	—	193,639	—
Loan (Payments) Borrowings from Subsidiaries	(159,780)	—	—	159,780	—
Increase in Restricted Cash	—	—	(133)	—	(133)
Net Cash (Used in) Provided by Investing Activities	(363,606)	—	(361,302)	353,419	(371,489)
FINANCING ACTIVITIES
Proceeds from Short-Term Debt	300,000	—	—	—	300,000
Repayments of Short-Term Debt	(300,000)	—	—	—	(300,000)
Loan Borrowings (Payments) from Parent	—	—	159,780	(159,780)	—
Change in Subsidiary Equity	—	—	193,639	(193,639)	—
Proceeds from Issuance of Long-Term Debt	440,000	—	—	—	440,000
Payments of Long-Term Debt	(81,143)	—	(119)	—	(81,262)
Payments of Debt Issuance Costs	(16,465)	—	—	—	(16,465)
Proceeds from Issuances of Common Stock	4,728	—	—	—	4,728
Dividends Paid	(11,204)	—	—	—	(11,204)
Net Cash Provided by Financing Activities	335,916	—	353,300	(353,419)	335,797
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(68)	—	1,551	—	1,483
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(28,313)	798	25,429	—	(2,086)
Cash and Cash Equivalents at Beginning of Year	38,484	226	19,323	—	58,033
CASH AND CASH EQUIVALENTS AT END OF YEAR	$10,171	$1,024	$44,752	$—	$55,947

Condensed Consolidated Statement of Cash Flows
For the nine months ended September 30, 2016
(in thousands)	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Tennant Company
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$22,414	$473	$10,395	$—	$33,282
INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(18,652)	(13)	(3,834)	—	(22,499)
Proceeds from Disposals of Property, Plant and Equipment	316	—	243	—	559
Acquisition of Businesses, Net of Cash Acquired	—	(10,964)	(1,394)	—	(12,358)
Proceeds from Sale of Business	—	—	285	—	285
Change in Investments in Subsidiaries	(3,000)	—	—	3,000	—
Loan (Payments) Borrowings from Subsidiaries	(7,964)	—	—	7,964	—
Decrease in Restricted Cash	—	—	116	—	116
Net Cash Used in Investing Activities	(29,300)	(10,977)	(4,584)	10,964	(33,897)
FINANCING ACTIVITIES
Loan Borrowings (Payments) from Parent	—	7,964	—	(7,964)	—
Change in Subsidiary Equity	—	3,000	—	(3,000)	—
Proceeds from Issuance of Long-Term Debt	15,000	—	—	—	15,000
Payments of Long-Term Debt	(3,429)	—	(23)	—	(3,452)
Purchases of Common Stock	(12,762)	—	—	—	(12,762)
Proceeds from Issuances of Common Stock	2,893	—	—	—	2,893
Excess Tax Benefit on Stock Plans	447	—	—	—	447
Dividends Paid	(10,583)	—	—	—	(10,583)
Net Cash (Used in) Provided by Financing Activities	(8,434)	10,964	(23)	(10,964)	(8,457)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(298)	—	353	—	55
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15,618)	460	6,141	—	(9,017)
Cash and Cash Equivalents at Beginning of Year	35,834	—	15,466	—	51,300
CASH AND CASH EQUIVALENTS AT END OF YEAR	$20,216	$460	$21,607	$—	$42,283